UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
      Preliminary Proxy Statement
      Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
      Definitive Additional Materials
      Soliciting Material Pursuant to [Section]240.14a-12

                                HEICO CORPORATION

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)     Title of each class of securities to which transaction applies:

      (2)     Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)     Proposed maximum aggregate value of transaction:

      (5)     Total fee paid:

      Fee paid previously with preliminary materials:

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)     Amount Previously Paid:

      (2)     Form, Schedule or Registration Statement No.:

      (3)     Filing Party:

      (4)     Date Filed:

                                HEICO CORPORATION
                   3000 Taft Street, Hollywood, Florida 33021
                                  ____________

                    Notice of Annual Meeting of Shareholders
                            To Be Held March 28, 2008
                                   JW Marriott
                              1109 Brickell Avenue
                                 Miami, FL 33131

         The Annual Meeting of Shareholders of HEICO Corporation, a Florida corporation, will be held on Friday, March 28, 2008 at 10:00 a.m., Eastern Daylight Time, at the JW Marriott, 1109 Brickell Avenue, Miami, FL 33131, for the following purposes:

         1.  To elect a Board of Directors for the ensuing year;

         2. To approve the HEICO Corporation Amended and Restated 2002 Stock Option Plan;

         3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of HEICO Corporation Common Stock and Class A Common Stock as of the close of business on January 25, 2008 will be entitled to vote at the Meeting.

         You are Requested, Regardless of the Number of Shares Owned, to Sign and Date the Enclosed Proxy and to Mail it Promptly, or to Use The Telephone or Internet Voting Systems Set Forth in the Proxy. You May Revoke Your Proxy Either by a Written Notice to HEICO or in Person at the Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Laurans A. Mendelson
                                           Chairman of the Board,
                                           President and Chief Executive Officer
                                           February 21, 2008

                                HEICO CORPORATION
                   3000 TAFT STREET, HOLLYWOOD, FLORIDA 33021
                                  ____________

                                 PROXY STATEMENT
                                  ____________

         This Proxy Statement is furnished to the shareholders of HEICO Corporation ("HEICO" or "Company") in connection with the solicitation of proxies by HEICO's Board of Directors for use at the Annual Meeting of Shareholders of HEICO (the "Annual Meeting") to be held at the JW Marriott, 1109 Brickell Avenue, Miami, FL 33131 on Friday, March 28, 2008 at 10:00 a.m. Eastern Daylight Time. This Proxy Statement is first being mailed to shareholders on or about February 28, 2008.

         At the annual meeting, the shareholders will be asked to elect a Board of Directors ("Board"); to approve amendments to the 2002 Stock Option Plan; to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008; and to vote on any other business which properly comes before the meeting.

         The Board of Directors of HEICO urges you to promptly date, sign and mail your proxy, or to use the telephone or internet voting systems set forth in the proxy, in the form enclosed with this Proxy Statement, to make certain that your shares are voted at the meeting. Proxies in the enclosed or other acceptable form that are received in time for the meeting will be voted. However, you may revoke your proxy at any time prior to its use by a revocation in writing or a later dated proxy that is received in sufficient time by HEICO prior to the Annual Meeting; and, if you attend the meeting, you may vote your shares in person.

         If your proxy is received in time for the meeting, it will be voted in the manner specified by you in the proxy. If you do not specify a choice, the proxy will be voted as indicated in the form of proxy.

         We will bear the expense of soliciting proxies in the accompanying form. Solicitations will be by mail, and our directors, officers and regular employees may solicit proxies personally or by telephone, telegram or special letter. We will also employ D. F. King & Co., 48 Wall Street, New York, New York 10005, to assist in soliciting proxies for a fee of $7,000 plus related out-of-pocket expenses.

         Only holders of record of HEICO Common Stock, $0.01 par value per share ("Common Stock"), and Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), as of the close of business on January 25, 2008 will be entitled to vote at the meeting. On that date, there were outstanding 10,565,891 shares of Common Stock, each entitled to one vote, and 15,679,009 shares of Class A Common Stock, each entitled to 1/10th vote per share.

Voting Requirements

         The presence, in person or by proxy, of the holders of a majority of the voting power of the shares of all classes of HEICO's common stock entitled to vote shall constitute a quorum at the annual meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the voting power of the shares of all classes of HEICO's common stock represented in person or by proxy at the annual meeting and entitled to vote on the subject matter at the annual meeting shall be required to elect members of the Board of Directors.

         A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will be counted for purposes of determining the presence of a quorum but will not be counted as shares present and entitled to vote on such matter for purposes of voting, and therefore, will have no effect on matters brought to a vote at the annual meeting. Shares voted to abstain as to a particular matter and directions to "withhold authority" to vote for directors, will be counted for purposes of determining the presence of a quorum and will be counted as present and entitled to vote with respect to such matter for purposes of voting, and therefore, will have the effect of votes against the matters brought to a vote at the annual meeting.

          Under the terms of the HEICO Savings and Investment Plan ("Plan"), all shares allocated to the accounts of participating employees will be voted or not voted by the trustee of the Plan as directed by written instructions from the participating employees, and allocated shares for which no instructions are received and all unallocated shares will be voted by the trustee of the Plan in the same proportion as the shares for which instructions are received. Voting instruction cards are being mailed to all participants in the Plan. If a participant also owns shares outside the Plan, the participant must return both the proxy card and the voting instruction card as indicated on those cards in order to cause all of their shares to be voted in accordance with their instructions. To be assured that the trustee will receive voting instruction cards on a timely basis, voting instruction cards for shares in the Plan must be duly signed and received no later than March 21, 2008. The total number of shares in the Plan as of the record date represents approximately 7.3% of the voting power of all classes of common stock outstanding as of the record date and entitled to vote at the annual meeting.

Internet Availability of Proxy Materials and Annual Report

       This Proxy Statement and our 2007 Annual Report are also available on our web site at www.heico.com under the heading "Investor Relations."

           VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of HEICO Common Stock and Class A Common Stock as of January 25, 2008 by (i) each person who is known to us to be the beneficial owner of more than 5% of the outstanding Common Stock or Class A Common Stock; (ii) the Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers; (iii) each of the members of the Board of Directors; and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock and Class A Common Stock shown as being beneficially owned by them.

                                                                                  Shares Beneficially Owned (2)
                                                                         -----------------------------------------------
                                                                                                          Class A
                                                                              Common Stock              Common Stock
                                                                         ---------------------     ---------------------
Name and Address of Beneficial Owner (1)                                  Number       Percent      Number       Percent
----------------------------------------                                 ---------     -------     ---------     -------
(a) Certain beneficial owners:
Mendelson Reporting Group (3).........................................   1,987,823      17.75%       397,120      2.51%
Dr. Herbert A. Wertheim (4)...........................................   1,136,176      10.75%     1,132,196      7.22%
Royce & Associates, LLC (5) ..........................................       --           --       1,266,437      8.08%
Next Century Growth Investors, LLC (6) ...............................     843,606       7.98%         --          --
Eagle Asset Management, Inc. (7) .....................................     838,403       7.93%         --          --
Baron Reporting Group (8).............................................       --           --         932,900      5.95%
Barclays Global Reporting Group (9) ..................................     628,340       5.95%         --          --
Renaissance Technologies LLC (10) ....................................     586,100       5.55%         --          --
Rene Plessner Reporting Group (11) ...................................     540,497       5.12%         --          --

(b) Directors:
Samuel L. Higginbottom................................................       --           --           2,830       *
Wolfgang Mayrhuber (12) ..............................................      31,313        *           24,333       *
Eric A. Mendelson (13) ...............................................     447,191       4.11%       179,504      1.14%
Laurans A. Mendelson (14) ............................................   1,108,524      10.49%       149,024       *
Victor H. Mendelson (15) .............................................     432,108       3.97%       198,010      1.26%
Albert Morrison, Jr. (16) ............................................      19,864        *           16,274       *
Joseph W. Pallot .....................................................       1,316        *            1,196       *
Dr. Alan Schriesheim (17).............................................      90,742        *           99,191       *
Frank J. Schwitter ...................................................       --           --           1,077       *

(c) Executive officers listed in Summary Compensation Table
       who are not directors:
Thomas S. Irwin (18)..................................................     370,542       3.45%        70,959       *
William S. Harlow (19) ...............................................         241        *            1,919       *
All directors and executive officers as a group (11 persons) (20) ....   2,501,841      21.72%       614,899      3.86%
All directors, executive officers, the HEICO Savings and
   Investment Plan and the Mendelson Reporting Group as a
   group (21) ........................................................   3,214,271      27.91%     1,263,512      7.92%

________________________

*   Represents ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner identified is c/o HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021.

(2) The number of shares of Common Stock and Class A Common Stock deemed outstanding as of January 25, 2008 includes (i) 10,565,891 shares of Common Stock; (ii) 15,679,009 shares of Class A Common Stock; and (iii) shares issuable upon exercise of stock options held by the respective person or group which are presently exercisable or which may be exercised within 60 days after January 25, 2008 as set forth below. Pursuant to the rules of the Securities and Exchange Commission, presently exercisable stock options and stock options that become exercisable within 60 days are deemed to be outstanding and beneficially owned by the person or group for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(3) The Mendelson Reporting Group consists of Laurans A. Mendelson; Eric A. Mendelson; Victor H. Mendelson; Mendelson International Corporation, a corporation whose stock is owned solely by Eric and Victor Mendelson and whose Chairman of the Board is Laurans A. Mendelson; LAM Limited Partners, a partnership whose sole general partner is a corporation controlled by Arlene Mendelson, the wife of Laurans A. Mendelson; LAM Alpha Limited Partners, a partnership whose sole general partner is a corporation controlled by Laurans A. Mendelson; EAM Management Limited Partners, a partnership whose sole general partner is a corporation controlled by Eric
     A. Mendelson; VHM Management Limited Partners, a partnership whose sole general partner is a corporation controlled by Victor H. Mendelson; and the Victor H. Mendelson Revocable Investment Trust, whose grantor, sole presently vested beneficiary and trustee is Victor H. Mendelson. Includes 633,000 shares of Common Stock and 115,968 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 25, 2008. See Notes (13), (14) and (15) below. The address of the Mendelson Reporting Group is 825 Brickell Bay Drive, 16th Floor, Miami, Florida 33131.

(4) The address of Dr. Wertheim is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(5) Based on information in a Schedule 13G/A filed on February 1, 2008, all shares are held in portfolios of certain mutual funds and/or institutional accounts managed by Royce & Associates, LLC, a registered investment advisor. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(6) Based on information in a Schedule 13G filed on February 14, 2008, all shares are beneficially owned by Next Century Growth Investors, LLC, a registered investment advisor, and Thomas L. Press and Donald M. Longlet, control persons of Next Century Growth Investors, LLC. The address of Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet is 5500 Wayzata Blvd., Suite 1275, Minneapolis, Minnesota 55416.

(7) Based on information in a Schedule 13G dated January 22, 2008, all shares are beneficially owned by Eagle Asset Management, Inc., a registered investment advisor. The address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.

(8) Based on information in a Schedule 13G/A filed on February 14, 2008, all shares are beneficially owned by Baron Capital Group, Inc. ("BCG") and Ronald Baron, parent holding companies; BAMCO, Inc., a registered investment advisor; and Baron Small Cap Fund, a registered investment company (collectively, "Baron Reporting Group"). BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO, Inc. disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO, Inc. and its affiliates. The address of Baron Reporting Group is 767 Fifth Avenue, New York, New York 10153.

(9) Based on information in a Schedule 13G filed on February 5, 2008, reflects 272,743 shares of Common Stock held by Barclays Global Investors, NA, a bank, 354,697 shares of Common Stock held by Barclays Global Fund Advisors, a registered investment advisor, and 900 shares of Common Stock held by Barclays Global Investors, LTD, a bank (collectively, "Barclays Global Reporting Group"). The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105. The address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH.

(10) Based on information in a Schedule 13G/A filed on February 13, 2008, all shares are beneficially owned by Renaissance Technologies LLC., an investment advisor, and James H. Simons, control person of Renaissance Technologies LLC. The address of Renaissance Technologies LLC and James H. Simons is 800 Third Avenue, New York, New York 10022.

(11) Based on information in a Schedule 13D dated February 24, 2002 filed by Mr. Plessner individually and as sole Trustee for the Rene Plessner Associates, Inc. Profit Sharing Plan. Reflects 107,127 shares of Common Stock held by Mr. Plessner and 433,370 shares of Common Stock held by the Rene Plessner Associates, Inc. Profit Sharing Plan, an employee profit sharing plan of Rene Plessner Associates, Inc., an executive search company. The address of Rene Plessner Reporting Group is 200 East 74th Street, Penthouse A, New York, New York 10021.

(12) Includes 30,000 shares of Common Stock and 20,930 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 25, 2008.

(13) Includes 64,709 shares of Class A Common Stock held by Mendelson International Corporation; 82,360 shares of Common Stock held by EAM Management Limited Partners; 316,500 shares of Common Stock and 57,984 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 25, 2008; 20,435 shares of Common Stock and 19,235 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Eric A. Mendelson's account; and 950 shares of Common Stock and 1,094 shares of Class A Common Stock owned by Eric A. Mendelson's children. See Note (3) above.

(14) Laurans A. Mendelson disclaims beneficial ownership with respect to 64,709 shares of Class A Common Stock, which are held in the name of Mendelson International Corporation and 45,441 shares of Common Stock and 13,175 shares of Class A Common Stock, which were donated to and are presently held by the Laurans A. and Arlene H. Mendelson Charitable Foundation, Inc., of which Mr. Mendelson is President. Includes 1,036,796 shares of Common Stock and 46,278 shares of Class A Common Stock held solely by Mr. Mendelson or LAM Limited Partners or LAM Alpha Limited Partners. Also includes 26,287 shares of Common Stock and 24,862 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Laurans A. Mendelson's account. See Notes (3), (13) and (15).

(15) Includes 64,709 shares of Class A Common Stock held by Mendelson International Corporation; 36,180 shares of Common Stock held by VHM Management Limited Partners; 316,500 shares of Common Stock and 57,984 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 25, 2008 of which 30,000 shares of Common Stock are held by the Victor H. Mendelson Revocable Investment Trust; 16,763 shares of Common Stock and 15,685 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Victor H. Mendelson's account; and 1,000 shares of Common Stock and 1,100 shares of Class A Common Stock owned by Victor H. Mendelson's children. See Note (3) above.

(16) Includes 10,000 shares of Common Stock and 1,000 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 25, 2008. Albert Morrison, Jr.'s voting and dispositive power with respect to 6,966 shares of Common Stock and 8,516 shares of Class A Common Stock owned by Mr. Morrison's wife.

(17) Includes 90,182 shares of Common Stock and 95,795 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 25, 2008, and includes 2,200 shares of Class A Common Stock held by the estate of Dr. Schriesheim's wife.

(18) Includes 189,000 shares of Common Stock and 36,434 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 25, 2008 and 34,459 shares of Common Stock and 32,845 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Thomas S. Irwin's account.

(19) Includes 156 shares of Common Stock and includes 1,838 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to William S. Harlow's account and 85 shares of Common Stock and 81 shares of Class A Common Stock owned by Mr. Harlow's wife.

(20) Includes 952,182 shares of Common Stock and 270,127 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 25, 2008. The total for all directors and executive officers as a group (11 persons) also includes 98,100 shares of Common Stock and 94,465 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to accounts of the executive officers pursuant to the Plan.

(21) Includes 1,987,823 shares of Common Stock and 397,120 shares of Class A Common Stock owned by the Mendelson Reporting Group and 810,530 shares of Common Stock and 743,078 shares of Class A Common Stock held by the HEICO Savings and Investment Plan of which 664,456 shares of Common Stock and 581,466 shares of Class A Common Stock are allocated to participants in the Plan, including 98,100 shares of Common Stock and 94,465 shares of Class A Common Stock allocated to the directors and executive officers as a group, and of which 146,074 shares of Common Stock and 161,612 shares of Class A Common Stock are unallocated as of January 25, 2008.

                           PROPOSAL TO ELECT DIRECTORS
                                (Proposal No. 1)

         Each of the nine individuals named in the table below has been nominated by the Board of Directors of the Company for election to the Board of Directors at the Annual Meeting to serve until the next annual meeting or until his successor is elected and qualified. All of the nominees are currently serving on the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

Name                             Age          Corporate Office or Position                                  Director Since
----                             ---          ----------------------------                                  --------------
Samuel L. Higginbottom           86           Director                                                           1989
Wolfgang Mayrhuber               60           Director                                                           2001
Eric A. Mendelson                42           President - Flight Support Group;                                  1992
                                              President and Chief Executive Officer of HEICO
                                              Aerospace Holdings Corp; and Director
Laurans A. Mendelson             69           Chairman of the Board; President and Chief Executive               1989
                                              Officer; and Director
Victor H. Mendelson              40           President - Electronic Technologies Group                          1996
                                              and General Counsel of the Company; President
                                              and Chief Executive Officer of HEICO Electronic
                                              Technologies Corp.; and Director
Albert Morrison, Jr.             71           Director                                                           1989
Joseph W. Pallot                 48           Director                                                           2004
Dr. Alan Schriesheim             77           Director                                                           1984
Frank J. Schwitter               74           Director                                                           2006

Business Experience Of Nominees

         Samuel L. Higginbottom is a retired executive officer of Rolls Royce, Inc. (an aircraft engine manufacturer), where he served as Chairman, President and Chief Executive Officer from 1974 to 1986. He was the Chairman of the Columbia University Board of Trustees from 1982 until September 1989. He was President, Chief Operating Officer and a director of Eastern Airlines, Inc., from 1970 to 1973 and served in various other executive capacities with that company from 1964 to 1969. Mr. Higginbottom was a director of British Aerospace Holdings, Inc., an aircraft manufacturer, from 1986 to 1999 and was a director of AmeriFirst Bank from 1986 to 1991. He is a Trustee Emeritus of St. Thomas University, Miami, Florida. Mr. Higginbottom is considered an "independent" Director under New York Stock Exchange rules.

         Wolfgang Mayrhuber was elected to the Board of Directors in 2001 after serving as Advisor to the Board of Directors of the Company since 1997. Mr. Mayrhuber has served as Chairman of the Executive Board and Chief Executive Officer of Deutsche Lufthansa AG ("Lufthansa") since June 2003. He has served with Lufthansa since 1970, and has held various senior management positions for the maintenance and overhaul of aircraft, components and engines. In 1992, Mr. Mayrhuber was appointed Executive Vice President and Chief Operating Officer Technical at Lufthansa. In 1994, he became Chairman of the Executive Board of Lufthansa Technik AG. In 2001, Mr. Mayrhuber was appointed to the Executive Board of Deutsche Lufthansa AG. Mr. Mayrhuber is also a member of the supervisory boards of BMW AG, Eurowings Luftverkehrs AG and a number of Lufthansa affiliates. Mr. Mayrhuber is considered an "independent" Director under New York Stock Exchange rules.

         Eric A. Mendelson has been an employee of the Company since 1990, serving in various capacities. Mr. Mendelson has served as Executive Vice President of the Company since 2001, President and Chief Executive Officer of HEICO Aerospace Holdings Corp., a subsidiary of HEICO, since its formation in 1997 and President of HEICO Aerospace Corporation since 1993. Mr. Mendelson is a co-founder, and, since 1987, has been Managing Director of Mendelson International Corporation, a private investment company, which is a shareholder of HEICO. Mr. Mendelson currently serves as a Trustee and Member of the Society of Mt. Sinai Founders of Mt. Sinai Medical Center in Miami Beach, Florida. Eric Mendelson is the son of Laurans Mendelson and the brother of Victor Mendelson. Eric Mendelson is considered an "inside" Director under New York Stock Exchange rules.

         Laurans A. Mendelson has served as Chairman of the Board of the Company since December 1990. He has also served as Chief Executive Officer of the Company since February 1990 and President of the Company since September 1991. HEICO Corporation is a member of the Aerospace Industries Association ("AIA") in Washington D.C., and Mr. Mendelson frequently serves on the Board of Governors of AIA. He is also Chairman of the Board of Trustees, Chairman of the Executive Committee and member of the Society of Mt. Sinai Founders of Mt. Sinai Medical Center in Miami Beach, Florida. In addition, Mr. Mendelson served as a Trustee of Columbia University in The City of New York from 1995 to 2001, as well as Chairman of the Trustees' Audit Committee. Mr. Mendelson currently serves as Trustee Emeritus of Columbia University. Mr. Mendelson is a Certified Public Accountant. Laurans A. Mendelson is the father of Eric Mendelson and Victor Mendelson. Laurans Mendelson is considered an "inside" director under New York Stock Exchange rules.

         Victor H. Mendelson has been associated with the Company since 1990, serving in various capacities. Mr. Mendelson has served as Executive Vice President of the Company since 2001, President and Chief Executive Officer of HEICO Electronic Technologies Corp., a subsidiary of HEICO, since September 1996 and as General Counsel of the Company since 1993. He was the Chief Operating Officer of the Company's former MediTek Health Corp. subsidiary from 1995 until its profitable sale in 1996. Mr. Mendelson is a co-founder, and, since 1987, has been President of Mendelson International Corporation, a private investment company which is a shareholder of HEICO. He is a Trustee of the Greater Miami Chamber of Commerce, a Trustee of St. Thomas University in Miami Gardens, Florida and a Director of the Florida Grand Opera. Victor Mendelson is the son of Laurans Mendelson and the brother of Eric Mendelson. Victor Mendelson is considered an "inside" director under New York Stock Exchange rules.

         Albert Morrison, Jr. is Chairman Emeritus of Morrison, Brown, Argiz & Farra, LLP a certified public accounting firm located in Miami, Florida, where he served as Chairman from 1971 to January 2003. He serves as the Chairman of the Miami-Dade County Industrial Development Authority. Mr. Morrison also serves as a director of Logic Devices, Inc., a computer electronics company, and as a member of the Board of Directors of the Florida International University Foundation. Mr. Morrison is considered an "independent" Director under New York Stock Exchange rules.

         Joseph W. Pallot has been a Shareholder of Devine Goodman Pallot & Wells, P.A., a Miami, Florida-based transactional and litigation boutique law firm since 2000. From 1993 to 2000 he was a Partner of the law firm of Steel Hector & Davis LLP. Mr. Pallot also serves on the board of directors and executive committee of the Beacon Council (Miami-Dade County, Florida's official economic development organization). Mr. Pallot is considered an "independent" Director under New York Stock Exchange rules.

         Dr. Alan Schriesheim is retired from the Argonne National Laboratory, where he served as Director from 1984 to 1996. From 1983 to 1984, he served as Senior Deputy Director and Chief Operating Officer of Argonne. From 1956 to 1983, Dr. Schriesheim served in a number of capacities with Exxon Corporation in research and administration, including positions as General Manager of the Engineering Technology Department for Exxon Research and Engineering Co. and Director of Exxon's Corporate Research Laboratories. Dr. Schriesheim is also a member of the Board of the Children's Memorial Hospital of Chicago, Illinois. Dr. Schriesheim is considered an "independent" Director under New York Stock Exchange rules.

         Frank J. Schwitter has been engaged principally as a consultant for law and accounting firms since 1998. From 1996 to 1998, Mr. Schwitter served as Senior Business Advisor and Technical Consultant to Prasetio Utomo & Co. in Indonesia. Prior to 1996, Mr. Schwitter served 38 years with Arthur Andersen LLP, where he was a partner and the Managing Director of the Firm's International Business Program from 1982 to 1996. Mr. Schwitter also served as an officer and director of a number of business organizations including the Foreign Policy Association, the Business Council for International Understanding, Council of the Americas, the Long Island Association of Business and the Huntington Chamber of Commerce. From 1998 to 2003, Mr. Schwitter served on the Technical Standards Committee of the American Institute of Certified Public Accountants ("AICPA") and he remains a member of the AICPA. Mr. Schwitter is a Certified Public Accountant in New York State. Mr. Schwitter is considered an "independent" Director under New York Stock Exchange rules.

Corporate Governance, Board Committees and Meetings

         During the fiscal year ended October 31, 2007, the Board of Directors held six meetings. The Board of Directors has determined that Mr. Higginbottom, Mr. Mayrhuber, Mr. Morrison, Mr. Pallot, Dr. Schriesheim and Mr. Schwitter have met the standards of independence as set forth in the Company's Corporate Governance Guidelines, which are consistent with the standards established by the New York Stock Exchange.

         The full Board of Directors discussed and reviewed whether each Director was "independent" under New York Stock Exchange ("NYSE") rules. The Board of Directors has used these rules to determine whether each Director is independent. These rules state that a Director who has a "material" relationship with the Company will be deemed an "inside" or "non-independent" Director. As Laurans, Eric and Victor Mendelson are all employed in executive positions with the Company, they are deemed "inside" or "non-independent" Directors.

         As noted above, Mr. Mayrhuber is Chairman of the Executive Board and Chief Executive Officer of Lufthansa. A Lufthansa subsidiary is a customer of the Company's Flight Support Group and owns 20% of the Flight Support Group. However, the Company's sales to Lufthansa and all of its subsidiaries constituted less than 2% of Lufthansa's consolidated annual revenues, and, in addition, neither Lufthansa nor Mr. Mayrhuber receive any remuneration from the Company other than Mr. Mayrhuber's standard Directors fees paid to him for service as a member of the Board of Directors of the Company. As a result, the Board of Directors concluded that Mr. Mayrhuber is an "independent" Director under NYSE rules.

         As all other members of the Board and their employers lack material relationships with the Company, they are deemed "independent" under NYSE rules. The Board of Directors reviewed and confirmed these conclusions.

         The Board of Directors has the following standing committees: an Executive Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, a Finance/Audit Committee, an Environmental, Safety and Health Committee, and a Stock Option Plan Committee. From time to time, special committees for a limited purpose and duration may be established. Committee member appointments to the standing committees are re-evaluated annually and approved by the Board of Directors at its next regularly scheduled meeting that follows the annual meeting of shareholders. Information regarding each of the standing committees is as follows:

         The Executive Committee has such powers as are delegated by the Board of Directors, which may be exercised while the Board of Directors is not in session, provided such powers are not in conflict with specific powers conferred to other committees or are otherwise contrary to law. The Executive Committee met one time in fiscal 2007 and its members consist of Mr. Laurans Mendelson (Committee Chairman), Mr. Mayrhuber, Mr. Higginbottom and Dr. Schriesheim.

         The Nominating and Corporate Governance Committee assists the Board of Directors in identifying and recommending to the Board qualified individuals to be nominated as director; makes recommendations concerning committee membership, appointments and director compensation; periodically reviews and recommends to the Board of Directors updates to the Company's Corporate Governance Guidelines; assists the Board and the Company in interpreting and applying the Company's Corporate Governance Guidelines and Code of Business Conduct; and oversees the annual evaluation of management and of the Board of Directors. The Nominating and Corporate

Governance Committee met two times in fiscal 2007 and its members consist of Mr. Higginbottom (Committee Chairman), Mr. Morrison and Dr. Schriesheim.

         Prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider the existing director's independence, if required, skills, performance and meeting attendance. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders (see the caption "Shareholder Proposals and Nominations" contained herein). In evaluating candidates for potential director nomination, the Nominating and Corporate Governance Committee will consider, among other things, candidates that are independent, if required; who possess personal and professional integrity; have good business judgment, relevant experience and skills; and who would be effective as a director in conjunction with the full Board of Directors in collectively serving the long-term interests of our shareholders. All candidates will be reviewed in the same manner, regardless of the source of recommendation.

         The Compensation Committee reviews and approves compensation of our officers, key employees and directors. In addition, the Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis and based on the review and discussion, recommends its inclusion in the proxy statement. The Compensation Committee met two times in fiscal 2007 and its members consist of Mr. Higginbottom (Committee Chairman), Mr. Morrison and Dr. Schriesheim. The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the New York Stock Exchange's listing standards. The report of the Compensation Committee regarding Compensation Discussion and Analysis is contained herein.

         The Finance/Audit Committee oversees the quality and integrity of our accounting, auditing, internal control and financial reporting practices, including the appointment, compensation, retention and oversight of the work of our independent auditor. The Finance/Audit Committee also advises the Board of Directors regarding transactions presenting a potential conflict of interest between the Company and any member of the Board of Directors or any executive officer. The Finance/Audit Committee met four times in fiscal 2007 and its members consist of Mr. Morrison (Committee Chairman), Mr. Higginbottom, Mr. Pallot, Dr. Schriesheim and Mr. Schwitter. Mr. Schwitter joined the Finance/Audit Committee in December 2006. The Board of Directors has determined that each member of the Finance/Audit Committee is "financially literate" and "independent" in accordance with the New York Stock Exchange's listing standards and that Mr. Morrison is an "audit committee financial expert", as defined by the Securities and Exchange Commission. The annual report of the Finance/Audit Committee is contained herein.

         The Environmental, Safety and Health Committee meets with our senior management and oversees compliance in all matters relating to federal and state environmental, safety and health regulations. The Environmental, Safety and Health Committee met one time in fiscal 2007 and its members consist of Dr. Schriesheim (Committee Chairman), Mr. Mayrhuber, Mr. Eric Mendelson and Mr. Victor Mendelson. The Environmental, Safety and Health Committee also visits our operating locations on a periodic basis.

         The Stock Option Plan Committee administers our stock option plans and has authority to grant options, to determine the persons to whom and the times at which options are granted, and to determine the terms and provisions of each grant. The Stock Option Plan Committee did not meet in fiscal 2007 and its members consist of Mr. Morrison (Committee Chairman) and Mr. Higginbottom.

         All Board of Directors Committee Charters, Corporate Governance Guidelines, as well as HEICO's Code of Ethics and Business Conduct are located on HEICO's web site at www.heico.com or in print upon written request to the Corporate Secretary at the Company's headquarters.

         Each of the directors attended 75% or more of the meetings of the Board of Directors and committees on which they served in fiscal 2007. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of shareholders, but we encourage directors to attend and historically, most have done so. All nine members of the Board of Directors attended the 2007 annual shareholder meeting.

         The independent directors meet at least once per year in an executive session. The independent directors elect a presiding director for each executive session among the chairs of the committees of the Board on a rotating basis.

Compensation Committee Interlocks and Insider Participation

         Mr. Higginbottom, Mr. Morrison and Dr. Schrieschein served as members of the Compensation Committee during fiscal 2007. No member of the Compensation Committee was an officer or employee of our Company during fiscal 2007 or was formally an officer of our Company. During the year ended October 31, 2007, none of our executive officers served on the board of directors or compensation committee of any other entity whose directors or executive officers served either on our Board of Directors or on our Compensation Committee.

Compensation of Directors

         Directors of the Company receive an annual retainer of $85,000 and are required to purchase shares of HEICO common stock equivalent to one-half of the annual retainer ($42,500). The Company accrues one-half of each directors' annual retainer and periodically purchases HEICO common stock on behalf of directors.

         Directors are paid a fee of $2,000 for each regular Board of Directors meeting attended and members of committees of the Board of Directors are paid a $7,500 annual retainer for each committee served and $1,200 for attendance at each committee meeting or site visit. In addition, committee chairmen are paid an annual retainer of $2,500 for each committee chaired.

         The Directors' Retirement Plan, which was adopted in 1991 in order to facilitate Director retirements and covered the then current directors of the Company, was amended as of November 2003 to effectively freeze vested benefits. Four of the current nine Directors are covered under the Directors' Retirement Plan. Under the Directors' Retirement Plan, as amended, the four current Directors who are participants will receive annually the average retainer ($19,000) such Director was paid during his service as a member of the Board of Directors payable in quarterly installments. At the election of such Director, these quarterly payments begin either at age 70 or upon retirement from the Board of Directors and continue for the same period of time that the participant served on the Board of Directors, not to exceed ten years. During fiscal 2007, $20,000 was accrued pursuant to the Directors' Retirement Plan, while amounts totaling $56,000 were paid, including $18,000 to a retired director.

Director Compensation Table

         The table below summarizes the compensation paid to our non-employee directors during fiscal 2007.

                                                                       Nonqualified
                                                                         Deferred
                              Fees Earned or          Option           Compensation          All Other
Name                           Paid in Cash          Awards (1)         Earnings (2)       Compensation (3)     Total
----------------------        --------------        -----------       ---------------      ----------------    --------
Samuel L. Higginbottom         $154,551                $--                   $--              $19,000          $173,551

Wolfgang Mayrhuber              107,161                 --                61,686                   --           168,847

Albert Morrison, Jr.            145,029                 --                    --                   --           145,029

Joseph W. Pallot                102,664                 --                    --                   --           102,664

Dr. Alan Schriesheim            158,626                 --                    --               19,000           177,626

Frank J. Schwitter               93,677                 --                    --                   --            93,677

----------------------------------
(1) No stock options were granted to any Directors in fiscal 2007. As of October 31, 2007, each of our non-employee directors held the following number of options: Samuel L. Higginbottom held no options; Wolfgang Mayrhuber held options for 30,000 shares of Common Stock and 20,930 shares of Class A Common Stock; Albert Morrison Jr. held options for 10,000 shares of Common Stock and 1,000 shares of Class A Common

    Stock; Joseph W. Pallot held no options; Dr. Alan Schriesheim held options for 111,182 shares of Common Stock and 95,795 shares of Class A Common Stock; and Frank J. Schwitter held no options. The Company recognized no compensation costs in fiscal 2007 for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R) for stock options granted to Directors prior to fiscal 2007.

(2) Represents earnings from the Company's two non-qualified deferred compensation plans as described within the "Executive Compensation" section under the caption "Non-qualified Deferred Compensation" below.

(3) Represents payments made from the Directors' Retirement Plan. The aggregate value of perquisites and other personal benefits is less than $10,000 per non-employee director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES.

                   COMPENSATION DISCUSSION AND ANALYSIS

         The following Compensation Discussion and Analysis should be read in conjunction with the various compensation tables contained elsewhere in this proxy statement. References to our "named executive officers" in this Analysis are to the same persons set forth in the compensation tables.

Compensation Objectives

         The Compensation Committee of the Board of Directors (the "Committee") subscribes to the overall philosophy that our compensation policies should accomplish three simple objectives. The objectives are:

         1.   Compensate our executives fairly;
         2. Motivate our executives to grow our Company's revenue, profits, cash flow and market capitalization; and
         3. Retain our executives and have the ability to attract new ones as needed.

Compensation Overview

         In establishing compensation to meet these goals, the members of the Committee rely on their judgment as business people established over long careers as executives. The Committee is mindful of HEICO's performance since the current executive team took office more than 18 years ago. When the current executive team took over management of the Company in 1990, our sales were $26,239,000 for that fiscal year and we reported income from continuing operations of $1,961,000.

         Since that time, with the exception of two years following the September 11, 2001 attacks wherein the commercial aviation industry went into an immediate and substantial decline, or periods in which we sold operating businesses for a profit, our sales and income have consistently grown to the point that, in fiscal 2007, we reported $507,924,000 and $39,005,000 in sales and net income, respectively. This increase equates to a compound annual growth rate of 19% in both sales and net income over that 17 year period. The Committee also believes our shareholders have benefited immensely over the years, as $100,000 invested in HEICO at the time current management took over operation of the business in 1990 was worth $3,813,000 at December 31, 2007.

         During this time, our executive team successfully diversified our revenue base so that we derive sales from various commercial aviation, defense, space, medical and other industries. Management accomplished this through a combination of organic growth and with more than 30 acquisitions in the past 11 years. Meanwhile, our debt levels have remained low(1).

         In making its compensation decisions, the Committee looks at executive compensation in light of the totality of the available information. The Committee's views are influenced not only by our historical performance, but also by the fact that current management has held a significant stake in HEICO for many years, by our historical performance, by other business opportunities available to our executives, by the high degree of mutual trust and faith that has developed between and among the executives and the Board of Directors, by the amounts and types of compensation which other companies pay to their executives, by general economic conditions, by a general sense of fairness, by the complexity and risk of their jobs and, perhaps, most important, by the Committee's collective business judgment and prior experience in compensating and motivating executives. The Committee believes that compensation decisions are partially based on intangible considerations which, when put into practice, yield tangible results. The Committee does not believe a particular decision to fix an executive's compensation at a certain number will necessarily result in a specific outcome.

----------------------------------
(1) As of 10/31/07, HEICO had long term debt of $53,765,000 on shareholders equity of $371,601,000. As a result of the Company's successful operations, during fiscal 2007, the Company paid back 100% of the amount it borrowed under its revolving line of credit for acquisitions.

         The Committee believes that its overall compensation decisions will provide an appropriate example and direction for the executive team, and help to continue our long record of growth. In 2007, the Committee used its past successes and policies as a guide. Based on our 30% and 22% growth in sales and net income, respectively, during fiscal 2007, the Committee believes that its compensation methods and levels were successful. Further, given that management has remained with us over a long period of time and that we have achieved the excellent operating results set forth in our financial statements, the Committee has concluded that its compensation policies are meeting the stated objectives and are appropriate.

Elements of Compensation

         The Committee breaks executive compensation into four primary categories which are discussed in more detail below. The categories are:

         1.   Base salary;
         2.   Cash bonus;
         3.   Stock options; and
         4.   Retirement-related/Long-term compensation.

         In addition to these, the Committee believes it is appropriate to allow executives certain perquisites as discussed below.

Determining Compensation Levels

         To help gauge whether our compensation program and levels are fair and appropriate, the Committee has engaged the independent, third-party compensation consultants Steven Hall & Partners, Clark Consulting and Fulcrum Partners. Steven Hall & Partners was engaged to conduct benchmark analysis of our executive base salaries and bonuses based on the levels of compensation paid to executives at other public companies with financial and/or other characteristics which are similar to ours. Twenty companies were used for the benchmarks that have similar revenues, market capitalizations, profits or industries to ours, and were selected by the consultants with input from management. The companies used in the benchmark analyses were: AAR Corp., Aeroflex Incorporated, Analogic Corporation, Argon ST, Inc., BE Aerospace, Inc., Comtech Telecommunications Corp., Cubic Corporation, Ducommun Incorporated, EDO Corporation, EnPro Industries, Inc., ESCO Technologies Inc., Esterline Technologies Corp., Franklin Electric Co., Inc., K&F Industries Holdings, Inc., Kaydon Corporation, TransDigm Group, Inc., Triumph Group, Inc., United Industrial Corporation, ViaSat, Inc. and Woodward Governor Company.

         Clark Consulting provided the Committee with advice regarding the HEICO Corporation Leadership Compensation Plan. Fulcrum Partners provided the Committee with advice on benefits policies generally and conducts actuarial studies for certain benefit plan contributions.

         The Committee considered the information from the consultants principally as a test of the fairness and appropriateness of our compensation levels, and simply to see if the Committee's general views of compensation are similar to a range of other comparable companies. In reviewing benchmark analyses, the Committee also took into consideration the fact that some of the other companies in the analyses evaluated executives principally based on their revenues or number of employees. Our management team has historically focused on our profitability, cash flow and market capitalization in the belief that these are ultimately the items that drive shareholder wealth, rather than the size of our company in terms of revenue or employees. When considering benchmark data, the Committee thinks it is appropriate if our executive management team is compensated in the higher percentiles of companies reviewed because of our typically higher profit margins and very long-term, consistent record of growth. The benchmark information which the Committee utilized supported its conclusions. Although the Committee finds the benchmarks helpful, it reserves the discretion to ignore or interpret them based upon its judgment.

Base Salary

         The Committee determines base salary by considering what historically has been paid to our executives, benchmark analyses as discussed below, the need to offer our executives a base salary competitive with other income generating opportunities which they might have, and the growth in our sales and income. The named executives received base salary increases commensurate with our historical practices and to levels which we believe are supported by our size, the complexity of our operations and what we believe the executives could readily earn as base salary from other activities.

         In setting base salary compensation, the Committee also considers the other elements below, such as bonus and retirement/long term compensation amounts.

Bonus

         The executive officers presented to us a budget for fiscal 2007 as the year commenced. The budget contained a significant targeted increase in sales and income for the Company. The Committee generally believes that the executives' bonuses for meeting the targeted budget, should approximate 100% of the executive's base salary. The Company's incentive plan also provides for larger or smaller bonus payments for exceeding or falling short of the targeted budget. This conclusion is based upon the Committee's collective prior experience as business people and is supported by the benchmarking studies performed on our behalf. Our goal is to provide incentives to management to meet short term objectives, to be competitive with other income generating opportunities our executives might have, and to treat the executives fairly at all times when the Company performs well. Historically, our executive officers have had no bonuses paid to them in periods when our financial performance did not meet the budgeted goals, even if we grew significantly during that period.

         At our last Annual Meeting of Shareholders in March 2007, the shareholders approved an incentive plan that complied with Section 162(m) of the Internal Revenue Code (the "Code"). The Company sought approval of this plan in order to maximize tax deductibility of certain executive compensation. Upon adoption of the incentive plan, the Committee established a minimum, target and maximum bonus level for each of the named executives for fiscal 2007. The bonus targets were based upon the Company meeting net income goals for fiscal 2007. In order for each executive to achieve the maximum payout, the Company's net income needed to increase by 41%. Net income increased by 22%, which was correlated to specific target bonus payments established by us prior to the 2007 Shareholders Meeting. The bonuses paid to our executive officers corresponded with those specific targeted bonus amounts.

         Before setting these targets, the Committee reviewed benchmarks and other data provided by the compensation consultant and concluded that the targets were appropriate. The Committee believes that 22% growth in net income (as well as 30% growth in sales) was a very difficult objective to achieve and, therefore, concluded that significant incentive compensation in the form of bonus payments were warranted. We also note that numerous other management-level employees at HEICO are offered bonus opportunities equal to 100% or more of their base salary if their operations meet certain targets.

Retirement-Related/ Long Term Compensation

         For over 20 years, we have offered a 401(k) Plan to nearly all of our employees, including our executive officers. As of October 31, 2007, over 2,000 current and former employees participated in our 401(k) Plan. Under this plan, which is available to all eligible employees--including both non-executive and executive employees--our employees may elect to defer a portion of their cash compensation into an account within the plan, which amount is then matched at a certain rate by us in cash or HEICO shares. Based upon a recommendation by management, the Committee annually approves the matching rate for each of our subsidiaries and the full Board ratifies that rate. As has been the case in past years, in 2007 federal tax laws limited the permitted benefits to our named executive officers in the plan to a matching rate less than most of our other employees.

         After conducting compensation reviews with the compensation consultants, the Committee realized that our long term retirement compensation was generally below that of the companies in our benchmark index industry. Accordingly, the Committee recommended to the Board that it approve the HEICO Corporation Leadership Compensation Plan (the "LCP") which is qualified under
Section 409A of the Internal Revenue Code.

         The LCP is available to more than 100 HEICO employees. It provides that participating employees may contribute a portion of their compensation to the LCP and we will match those contributions at a specified fraction of the employee's contribution. The matching rate is established by the Committee and ratified by the Board of Directors each year. In addition, the Committee and Board retained discretion to contribute additional amounts to each participant's account in the LCP.

         The Committee wants to ensure that executive officers generate sufficient retirement funds so that they are not focused on alternative business activities to supplement their incomes. Further, the Committee wants us to remain competitive with compensation offered by other employers. Finally, the Committee wants to demonstrate good faith to our executive officers by proactively offering them benefits before they have to ask for the benefits themselves. We believe this fosters an environment of trust between the Board of Directors and the executive officers.

         In order to catch up for retirement benefits not previously allocated to our executive officers, we made the contributions set forth in the Compensation Tables corresponding to the named executive officers. The compensation consultants based their recommendations on the years of service by the executives to HEICO, their ages and their statistically estimated proximity to retirement. Based upon the recommendations of the Committee's compensation consultants, the contributions to the accounts of Laurans A. Mendelson and Thomas S. Irwin were substantially larger than those paid to the other named executive officers.

Perquisites

         For at least 20 years, we have offered either automobiles or automobile allowances to our executive officers, and certain other executives, who utilize their automobiles, at least in part, for company business. To the extent that they use the automobiles for non-company business, they receive a personal benefit. In addition, we pay for life insurance for some of our executive officers consistent with past practices. Under our Aircraft Utilization Policy, executive officers who utilize corporate aircraft for an exclusively personal, non-Company business use pay the incremental direct hourly operating charges for that use, unless otherwise prohibited. The Aircraft Utilization Policy allows executive officers to bring family and others on business and other flights aboard corporate aircraft. In fiscal 2007, executive officers who utilized corporate aircraft for exclusively personal purposes in which no Company business was involved paid the incremental direct hourly operating costs (including fuel surcharges, landing fees, segment fees and federal excise taxes) directly to the aircraft operator for such use.

         The Committee's benchmarking analyses and own experience have led the Committee to conclude these types and amounts of perquisites to be appropriate and customary for executive officers with many other companies.

Stock Options

         No stock options were awarded to executive officers in 2007 or in the three preceding years. Throughout the 1990s and until 2003, we regularly awarded stock options to our employees, including the named executive officers. The Committee believed, and still believes, that stock option awards align the shareholders' and option-holders' interests because option-holders received no gain from their options unless all shareholders benefited from an increase in HEICO share prices.

         Since 1990, the combined value of our classes of common stock increased by 3,713%, or 24% per annum through December 31, 2007, so that our executives who received stock options during that period gained wealth, while our shareholders also gained wealth. During the past 4 years the Committee did not offer stock options due to governmentally-mandated accounting treatment changes for stock options and in recognition of the fact that our executive officers had, in the Committee's opinion, previously received stock option grants. However, the Committee is concerned that it has not replaced stock options compensation as a significant long term incentive attribute and an alignment mechanism for shareholders and management. In order to ensure these interests are aligned, the Committee believes that it should re-commence granting stock options. Accordingly, the Company is seeking approval to make additional shares available for grant under its principal stock option plan as discussed under Proposal No. 2 elsewhere in this proxy statement.

Management Involvement

         The Committee requested that our Chief Financial Officer and Chief Executive Officer work with our compensation consultants to verify benchmarks on other companies' practices and, where appropriate, provide updated suggestions for compensation methods. To this extent, the Committee relied on the independent compensation consultants and on management to finalize the benchmark indexes and to exchange information. That information is then provided to the Committee, which studies and analyzes it. The Committee directs the involved management to provide further information as the Committee deems appropriate. The Committee retains all discretion over compensation of the Company's executive officers.

Other Compensation Issues

         The Committee does not have set formulas for allocating between long-term and currently paid out compensation, but consider recommendations of compensation consultants and our own judgment in determining amounts we believe to be fair for the Company and the executives. This also applies to the breakdown between cash and non-cash compensation.

         The Committee evaluates many items of corporate performance in setting its policies and making compensation decisions. Among these are changes in revenues, operating income and cash flow from operating activities as defined by generally accepted accounting principles, whether the company met both quantitative and qualitative goals, management's efforts, management's work ethic, management's adherence to corporate policies, management's ethical conduct, our reputation with varying stake holders, the difficulty in managing the business, our historical performance, whether failure to meet any goals was the result of completely externals factors or management errors, and other considerations. In fiscal 2007, the Committee believed that all of these factors were positive and that the executives put forth significant efforts on the Company's behalf. This also was factored into the Committee's compensation decisions.

         The Committee does not, however, study each executive officer's individual performance or contribution to our performance. The Committee encourages our executive officers to work together as a group and compensate all of our Executive Vice Presidents at the same level, while compensating our Chief Executive Officer at roughly double the rate of the Executive Vice Presidents. We do not specifically analyze the relationship between compensation of our executive officers and other employees (which is sometimes referred to as "pay equity" analyses). As we have never had to restate results for which prior compensation decisions have been made, we do not have policies regarding the adjustment or recovery thereof. In the event that such a situation does arise, the Committee will address it as it determines to be appropriate at that time. The Committee does not separately consider how compensation or amounts realizable from prior compensation are considered in other elements of compensation, however, those are factors which the Committee views in the total mix of information. The Committee also considers the impact of our accounting policies on our overall performance in both cash utilization and accounting terms.

         We do not require our named executives to own specific amounts of HEICO equity securities, but the Committee does take into consideration in the total mix of information the fact that our executive officers hold, and have held, significant amounts of our equity securities. In addition, our policies direct that, over time, members of HEICO's Board should purchase HEICO shares equivalent to 50% of their annual Board retainer. Three of our named executive officers are members of our Board and all of them have followed that policy. The Committee views ownership of HEICO shares as a commitment to the Company and believes that it should be encouraged.

         Executive officers who also serve on the Company's Board receive compensation for their service as Directors commensurate with the independent Directors. We believe that this policy, which has been in place for nearly twenty years, is appropriate given the risks and efforts attendant with service on the Board of Directors.

Change of Control Payments

         The only Change of Control arrangement we have is a contract entered into in 1989 with Thomas S. Irwin, our Executive Vice President & Chief Financial Officer, whereby, upon a change of control, (as defined in that agreement), he would receive a lump sum, severance payment equal to 2 years compensation if he is terminated within 3 years after a change of control. Based upon his fiscal 2007 compensation, Mr. Irwin would be eligible to receive $1,808,453 under this agreement. The Committee believes that it might be advisable for us to enter into agreements containing non-competition clauses for the other named executives in the event of a change of control of HEICO. This would facilitate a change of control by reducing the risk of competition for a potential acquirer. The executive officers have not yet been willing to enter into such an agreement, but the Committee intends to review the issue with them periodically. In addition, under the LCP, Laurans Mendelson and Thomas Irwin would receive lump sum payment of their previously accrued benefits to the LCP upon a change in control. For Laurans Mendelson the payment would be $1,500,000 and for Thomas Irwin the payment would be $1,100,000. Accordingly, based upon fiscal 2007 compensation levels, the aggregate of all change in control payments to the named executive officers would be $4,408,453.

         The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the report by reference in any such filing.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on that review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

Respectfully submitted by the Compensation Committee of the Company's Board of
Directors: Samuel L. Higginbottom (Chairman), Albert Morrison, Jr., and Dr. Alan Schriesheim.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table provides the compensation earned by the Company's Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company or its subsidiaries (collectively, the "Named Executive Officers") during fiscal 2007:

                                                                                        Non-qualified
                                                                        Non-Equity        Deferred
Name and Principal       Fiscal                            Option     Incentive Plan    Compensation     All Other
Position                  Year    Salary (1)   Bonus (1)  Awards (2)  Compensation (3)   Earnings (4)  Compensation (5)   Total
-----------------------  ------   ----------   ---------  ----------  ----------------  -------------  ---------------- ----------
Laurans A. Mendelson       2007    $826,385       $--         $--         $968,625         $342,582        $702,881     $2,840,473
Chairman of the Board,
President and Chief
Executive Officer

Thomas S. Irwin            2007     430,385        --       47,492         503,685          168,705         468,033      1,618,300
Executive Vice
President and Chief
Financial Officer

Eric A. Mendelson          2007     430,385        --      123,927         503,685           40,805         407,564      1,506,366
President - Flight
Support Group;
President and Chief
Executive Officer
of HEICO Aerospace
Holdings Corp

Victor H. Mendelson        2007     430,385        --      123,927         503,685           27,564         401,780      1,487,341
President - Electronic
Technologies Group and
General Counsel of the
Company; President and
Chief Executive Officer
of HEICO Electronic
Technologies Corp

William S. Harlow          2007     185,000    185,000          --              --            1,173          13,733        384,906
Vice President,
Corporate Development

----------------------------------
(1) Salary and bonus amounts include amounts deferred by the Named Executive Officers pursuant to the HEICO Corporation Leadership Compensation Plan, a non-qualified deferred compensation plan available to selected executives. For more information on this plan, see "Non-qualified Deferred Compensation," which follows below within this Executive Compensation section.

(2) No stock options were granted in fiscal 2007. Amounts stated reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with Statement of Financial Accounting Standards No. 123(R) of stock option awards granted prior to fiscal 2007.

(3) Consists of payments made under the HEICO Corporation 2007 Incentive Compensation plan as described within "Grants of Plan-Based Awards," which follows below within this Executive Compensation section.

(4) Represents earnings from the Company's two non-qualified deferred compensation plans as described within the "Non-qualified Deferred Compensation" section, which follows below within this Executive Compensation section. Includes earnings of $99,022 for Laurans A. Mendelson and $59,051 for Thomas S. Irwin on their account balances in a non-qualified deferred compensation plan to which the Company has not made any contributions; the executive officers made contributions to that plan in prior years. Also includes earnings of

     $243,560, $109,654, $40,805, $27,564 and $1,173 for Laurans A. Mendelson,
     Thomas S. Irwin, Eric A. Mendelson, Victor H. Mendelson and William S. Harlow, respectively, in the Company's other non-qualified deferred compensation plan, which earnings are generated from self-directed investments of all amounts in the plan held for those executive officers. These earnings are generated on all amounts in the plan held for the respective executive officers, which includes contributions by both the Company and the executive officers in the last fiscal year and the prior year.

(5) See the following table entitled "All Other Compensation" for an itemized disclosure of this element of compensation.

                                                                       All Other Compensation
                                -------------------------------------------------------------------------------------------------
                                                                                 Company
                                                               Company         Contribution
                                                             Contribution       to HEICO
                                                               to HEICO        Corporation
                                                             Savings and       Leadership
                                                              Investment       Compensation
                                                                Plan (2)          Plan (3)               Perquisites
                                                              (a defined       (a deferred    Use of     and Other
                        Fiscal    Director     Insurance      contribution      compensation   Company     Personal
Name                     Year       Fees      Benefits (1)   retirement plan)       plan)      Car (4)    Benefits (5)    Total
--------------------    ------   ---------    ------------   ----------------   -------------  -------    ------------   ---------
Laurans A. Mendelson    2007      $99,564       $38,405         $11,150           $547,936     $5,826        $--         $702,881

Thomas S. Irwin         2007           --        74,267          11,150            377,527      5,089         --          468,033

Eric A. Mendelson       2007       99,064        16,250          11,150            273,822      7,278         --          407,564

Victor H. Mendelson     2007       99,064        14,850          11,150            273,773      2,943         --          401,780

William S. Harlow       2007           --            --           8,396              5,337         --         --           13,733

----------------------------------
(1)  Annual life and medical insurance premiums paid by the Company.

(2) Participation in the HEICO Savings and Investment Plan is available to substantially all employees of the Company.

(3) For more information on the HEICO Corporation Leadership Compensation Plan, see "Non-qualified Deferred Compensation," which follows below within this Executive Compensation section.

(4) Personal use of Company's vehicle provided to the Named Executive Officers. The Company reports the personal use of such vehicles as part of each Named Executive Officer's compensation.

(5) Our Named Executive Officers personally use the Company's facilities, and from time to time, use tickets for sporting and entertainment events for personal purposes, and receive occasional secretarial support with respect to personal matters. These perquisites and other personal benefits in aggregate, however, do not exceed $10,000 for any of the Named Executive Officers.

Grants of Plan-Based Awards

         The HEICO Corporation 2007 Incentive Compensation Plan ("Incentive Plan") was approved by the Board of Directors and the shareholders of the Company in fiscal 2007. The Incentive Plan authorizes the Compensation Committee of the Board of Directors to select participants, designate performance periods, authorize performance awards that may be earned by achievement of performance goals during the performance periods, and set the other terms of performance awards. The following table summarizes certain information with respect to grants of awards to the Named Executive Officers of the Company under our non-equity incentive plans and stock option plans for fiscal 2007.

                             Payouts Under Non-Equity Incentive Plan Awards for
                                     Performance at Specified Levels (1)
                          --------------------------------------------------------
Name                      Threshold        Target         Maximum          Earned
--------------------      ---------       ---------      ----------      ---------
Laurans A. Mendelson       $437,500        $875,000      $1,312,000       $968,625

Thomas S. Irwin             227,500         455,000         682,500        503,685

Eric A. Mendelson           227,500         455,000         682,500        503,685

Victor H. Mendelson         227,500         455,000         682,500        503,685

----------------------------------
(1) These values represent the threshold, target, maximum and actual earned payouts under the Incentive Plan. The actual earned bonus awards under the Incentive Plan were paid at 111% of the targeted levels and in accordance with the Incentive Plan because the Company exceeded its targeted budget. Please refer to the "Bonus" section of the Compensation Discussion and Analysis for further information about the Incentive Plan.

Outstanding Equity Awards at Fiscal 2007 Year-End

         Option awards are generally subject to a vesting schedule that provide for the vesting at the rate of 20% per year over the first five years following grant. The following table summarizes information regarding equity-based awards held by our Named Executive Officers as of October 31, 2007.

                                          Number of Securities
                                      Underlying Unexercised Options       Option        Option
                          Share     ----------------------------------    Exercise     Expiration
Name                    Class (1)   Exercisable      Unexercisable (2)      Price          Date
--------------------    ---------   ------------     -----------------    --------    ------------
Laurans A. Mendelson      --              --               --                 --               --

Thomas S. Irwin            C          14,000               --             $12.12       12/17/2009
                           C          80,000               --             $14.13        6/11/2011
                           C          45,000               --             $11.73        6/17/2012
                           C           5,000               --             $11.62        6/17/2012
                           C          11,412            2,854              $7.88        3/17/2013
                           C          24,587            6,147              $7.82        3/17/2013
                          CA           4,634               --             $12.12       12/17/2009
                          CA          16,800               --             $14.13        6/11/2011
                          CA           4,500               --             $11.73        6/17/2012
                          CA             500               --             $11.62        6/17/2012
                          CA           3,968              992              $5.50        3/17/2013
                          CA             432              108              $5.60        3/17/2013
                          CA           2,458              615              $7.82        3/17/2013
                          CA           1,141              286              $7.88        3/17/2013

Eric A. Mendelson          C          14,000               --             $12.12       12/17/2009
                           C         135,000               --             $14.13        6/11/2011
                           C           5,000               --             $11.62        6/17/2012
                           C          45,000               --             $11.73        6/17/2012
                           C          56,000           14,000              $7.88        3/17/2013
                           C          38,000            9,500              $7.82        3/17/2013
                          CA           4,634               --             $12.12       12/17/2009
                          CA          28,350               --             $14.13        6/11/2011
                          CA           4,500               --             $11.73        6/17/2012
                          CA             500               --             $11.62        6/17/2012
                          CA           6,600            1,650              $5.60        3/17/2013
                          CA           5,600            1,400              $7.88        3/17/2013
                          CA           3,800              950              $7.82        3/17/2013

Victor H. Mendelson        C          14,000               --             $12.12       12/17/2009
                           C         135,000               --             $14.13        6/11/2011
                           C           5,000               --             $11.62        6/17/2012
                           C          45,000               --             $11.73        6/17/2012
                           C          56,000           14,000              $7.88        3/17/2013
                           C          38,000            9,500              $7.82        3/17/2013
                          CA           4,634               --             $12.12       12/17/2009
                          CA          28,350               --             $14.13        6/11/2011
                          CA           4,500               --             $11.73        6/17/2012
                          CA             500               --             $11.62        6/17/2012
                          CA           6,600            1,650              $5.60        3/17/2013
                          CA           5,600            1,400              $7.88        3/17/2013
                          CA           3,800              950              $7.82        3/17/2013

William S. Harlow         --              --               --                 --               --

--------------------------------------------
(1) "C" denotes HEICO Common Stock and "CA" denotes HEICO Class A Common Stock.
(2) All unexercisable options are scheduled to vest on March 17, 2008.

Aggregate Option Exercises During Last Fiscal Year

         The following table provides information concerning stock option exercises during fiscal 2007 for each of the Named Executive Officers:

                                              Option Awards
                                    -------------------------------
                                        Number of
                                    Shares Acquired  Value Realized
Name                                  on Exercise     on Exercise
-----------------------------       ---------------  --------------
Laurans A. Mendelson                   89,843 (1)      $2,340,210

Thomas S. Irwin                        69,672 (2)      $1,991,985

Eric A. Mendelson                     109,395 (3)      $3,183,392

Victor H. Mendelson                   137,195 (4)      $3,758,973

William S. Harlow                      16,638 (5)        $235,243

-------------------

(1) Represents 45,000 shares of Common Stock and 44,843 shares of Class A Common Stock acquired upon the exercise of options granted in fiscal 1997.

(2) Represents 47,250 shares of Common Stock and 22,422 shares of Class A Common Stock acquired upon the exercise of options granted in fiscal 1997.

(3) Represents 79,500 shares of Common Stock and 29,895 shares of Class A Common Stock acquired upon the exercise of options granted in fiscal 1997.

(4) Represents 79,500 shares of Common Stock and 57,695 shares of Class A Common Stock acquired upon the exercise of options granted in fiscal 1997.

(5) Represents 16,638 shares of Class A Common Stock acquired upon the exercise of options granted in fiscal 1998 and 1999.

Non-qualified Deferred Compensation

         The HEICO Corporation Leadership Compensation Plan ("LCP") was established in fiscal 2006 and is a non-qualified deferred compensation plan that conforms to Section 409A of the Internal Revenue Code. The LCP provides eligible employees, officers, and directors of the Company the opportunity to voluntarily defer base salary, bonus payments, commissions, long-term incentive awards and directors fees, as applicable, on a pre-tax basis. The Company matches 50% of the first 6% of base salary deferred by each participant. While the Company has no obligation to do so, the LCP also provides the Company the opportunity to make discretionary contributions to a participant's account. The discretionary contributions generally vest over a four year period and are generally paid at retirement.

         The Company also sponsors another non-qualified deferred compensation plan ("DCP"), which was available to directors, officers and select employees, who elected to defer a portion of their compensation through December 31, 2004. Amounts deferred were immediately vested and invested in individually directed investment accounts. Earnings on such investment accounts, which are maintained by a trustee, accrue to the benefit of the individual, and are included in the column headed "Aggregate Earnings in Last Fiscal Year" in the table below. The Company makes no contributions to this plan.

                                      Executive          Registrant       Aggregate                          Aggregate
                                    Contributions       Contributions    Earnings in        Aggregate        Balance at
                                    in Last Fiscal     in Last Fiscal    Last Fiscal      Withdrawals/      Last Fiscal
Name                    Plan             Year            Year (1)(2)       Year (3)       Distributions      Year End
--------------------    -------     --------------     --------------    -----------      -------------     -----------
Laurans A. Mendelson    LCP             $47,746          $547,936          $243,560            $ --         $1,343,149
                        DCP                --                --              99,022              --          2,509,469
                                    --------------     --------------    -----------      -------------     -----------
                          Total          47,746           547,936           342,582              --          3,852,618

Thomas S. Irwin         LCP              24,865           377,527           109,654              --            863,098
                        DCP                --                --              59,051              --            533,845
                                    --------------     --------------    -----------      -------------     -----------
                          Total          24,865           377,527           168,705              --          1,396,943

Eric A. Mendelson       LCP              24,865           273,822            40,805              --            408,135

Victor H. Mendelson     LCP              24,865           273,773            27,564              --            387,106

William S. Harlow       LCP             192,991             5,337             1,173              --            199,500

-------------------

(1) Includes discretionary contributions of $524,063, $365,094, $261,389 and $261,340 to Laurans A. Mendelson, Thomas S. Irwin, Eric A. Mendelson, and Victor H. Mendelson, respectively. Amounts also include matching contributions of $23,873, $12,433, $12,433, $12,433 and $5,337 to Laurans
    A. Mendelson, Thomas S. Irwin, Eric A. Mendelson, Victor H. Mendelson and William S. Harlow, respectively.

(2) These amounts are also reported in the column entitled "Company Contributions to HEICO Corporation Leadership Compensation Plan" in the "All Other Compensation" table which supplements the "Summary Compensation Table."

(3) These amounts are also reported in the column entitled "Non-qualified Deferred Compensation Earnings" in the "Summary Compensation Table." The earnings in the LCP for each executive officer in the last fiscal year reflects earnings on amounts in the plan held for each executive officer (including prior year contributions), which earnings are generated from self-directed investments by the executive officers. All earnings in the DCP for each executive officer reflect earnings on compensation deferred into the DCP by each executive officer in prior years. The Company has never contributed to the DCP and no further deferrals may be made by executive officers to the DCP.

Potential Payments Upon Termination Following a Change in Control

         Thomas S. Irwin and the Company are parties to a key employment termination agreement which provides lump sum, severance pay equal to two years compensation and continuation of insurance benefits if this employee is terminated within three years after a change of control of the Company (as defined in the key employment termination agreement).

         The following table presents payment information regarding termination with cause, involuntary termination without cause, voluntary termination for good reason, voluntary termination without good reason, and death or disability within three years after such a change in control. The Company prepared the table assuming these events occurred and the employment of Mr. Irwin with the Company was terminated on the last day of fiscal year 2007, or October 31, 2007. The various amounts listed in this table are estimates only. The actual amounts to be paid can only be determined at the time of Mr. Irwin separation from the Company.

                                                        Voluntary        Voluntary
                                       Involuntary     Termination      Termination
                        Termination    Termination      for Good       without Good     Death or
                         with Cause   without Cause      Reason           Reason       Disability
                        -----------   -------------    -----------     ------------    ----------
Severance                  $ --        $1,659,919       $1,659,919        $ --          $ --
Insurance Benefits           --           148,534          148,534          --            --

Potential Payments and Benefits Upon a Change in Control

         The following table presents estimated payments and benefits from the Company to its Named Executive Officers ("NEO") if a change in control occurred on October 31, 2007, the last day of fiscal 2007.

                                Laurans A.        Thomas S.         Eric A.        Victor H.        William S.
                                Mendelson           Irwin          Mendelson       Mendelson          Harlow
                                ----------        ---------        ---------       ---------        ----------
Acceleration of Vesting of
Stock Options (1)                    $ --          $147,090         $763,697        $763,697           $ --

Non-Equity Incentive            1,500,000         1,100,000               --              --             --
Awards (2)

-------------------

(1) These amounts represent the value of the NEO's unvested stock options that will vest immediately assuming a change in control, calculated based on the difference between the option exercise price and market price of HEICO Corporation Common Stock or Class A Common Stock as applicable. The Common Stock and Class A Common Stock price as of the last day of fiscal year 2007 was $54.44 and $43.33, respectively. All these unvested stock options are scheduled to vest on March 17, 2008.

(2) These amounts represent the estimated amounts which would be paid to its NEO's to fully fund targeted retirement benefits under the Company's LCP for those individuals who have reached retirement age pursuant to approval of the Company's Board of Directors in December 2007. The actual amounts to be paid upon a change in control can only be determined at the time on a change in control.

                               PROPOSAL TO APPROVE
        THE HEICO CORPORATION AMENDED AND RESTATED 2002 STOCK OPTION PLAN
                                (Proposal No. 2)

Background and Purpose.

         In 2002, the Board of Directors adopted and the shareholders approved the HEICO Corporation 2002 Stock Option Plan (the "Plan"), providing for the issuance of up to 520,000 shares underlying options granted under the Plan, in accordance with its terms. Subject to the approval of shareholders, the Board of Directors has adopted two amendments to the Plan, pursuant to which (1) the number of shares available for issuance under the Plan shall be increased by 1,500,000 and (2) the Plan shall expressly state that no options shall be granted at an exercise price lower than the fair market price of the shares underlying such options on the date of grant. Furthermore, the Board has directed that the Plan, as so amended, be submitted to the shareholders for their approval as the HEICO Corporation Amended and Restated 2002 Stock Option Plan (the "Amended and Restated Plan").

         As of the date of this proxy statement, 363,517 shares subject to issuance upon the exercise of Options granted under the Plan were outstanding and approximately 154,173 shares remain eligible for issuance under the Plan. There have been no new grants of any options under the Plan since 2005. No determination has been made by the Board of Directors as to the amount of stock options, if any, that may be granted in fiscal 2008. The Board of Directors wishes to ensure the Company's continued ability to offer stock options to current and potential employees, and consultants, so that the Company is able to meet the purpose of the Plan. The Company has approximately 2,200 employees.
The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons through the granting of incentive or non-qualified stock options (collectively, the "Options") to purchase shares of Common Stock and Class A Common Stock of the Company (collectively, the "Shares") to persons selected by the administrators of the Plan from the class of all employees, directors and consultants of the Company or its direct or indirect subsidiaries (each a "Related Entity"). Therefore, on February 20, 2008, the Board of Directors adopted the amendments to the Plan as described above and hereby submits to the Company's shareholders for their approval at the Annual Meeting the Amended and Restated Plan.

         Shareholder approval of the Amended and Restated Plan is required (1) to meet corporate governance requirements of the New York Stock Exchange, which requires the approval of all equity compensation plans and any materials amendments to such plans, (2) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (3) in order for certain Options granted under the Plan to qualify as incentive stock options under Section 422 of the Code.

         The following is a summary of certain principal features of the Amended and Restated Plan. This summary is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, which is attached to this Proxy Statement as Exhibit A. Shareholders are urged to read the actual text of the Amended and Restated Plan in its entirety.

Administration of the Amended and Restated Plan.

         The Amended and Restated Plan provides that it shall be administered by the Board of Directors of the Company or by a committee appointed by the Board (the "Committee") which shall be composed of two or more directors all of whom shall be "outside directors" (as defined in the Amended and Restated Plan) in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code (although Rule 16b-3 also may be complied with if the option grants are approved by the Board).

         The Committee or the Board in its sole discretion determines the persons to be awarded the Options, the number of Shares subject thereto and the exercise price and other terms thereof. In addition, the Committee or the Board has full power and authority to construe and interpret the Amended and Restated Plan, and the acts of the Committee or the Board are final, conclusive and binding on all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Amended and Restated Plan, and all persons or entities claiming by or through such persons.

         Assuming approval of the proposed amendments to the Plan, an additional aggregate of 1,500,000 Shares (subject to adjustment described below) will be reserved, resulting in an aggregate of 1,654,173 Shares available for issuance upon the exercise of Options granted under the Amended and Restated Plan. All 1,654,173 Shares may be issued pursuant to "incentive stock options," as defined in Section 422 of the Internal Revenue Code. The Company has an aggregate of 26,245,363 shares of Common Stock and Class A Common Stock outstanding as of January 31, 2008. The Options granted pursuant to the Amended and Restated Plan may be with respect to Common Stock and/or Class A Common Stock in such proportions as shall be determined by the Board or the Committee in its sole discretion. The aggregate number of Options granted to any one Optionee generally may not exceed 250,000 (subject to adjustments as described below) in any fiscal year of the Company. However, the aggregate number of Options that may be granted to an Optionee in the fiscal year of the Company in which he first is employed by the Company or its Related Entities is 400,000 (subject to adjustment as described below). The Shares acquired upon exercise of Options granted under the Amended and Restated Plan will be authorized and issued Shares. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any Shares by reason of the reservation and issuance of Shares under the Amended and Restated Plan. If any Option granted under the Amended and Restated Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the Amended and Restated Plan.

Certain Terms and Conditions.

         All Options granted under the Amended and Restated Plan must be evidenced by a written agreement between the Company and the Optionee. The agreement will contain such terms and conditions as the Committee or the Board shall prescribe, consistent with the Amended and Restated Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

         For any Option granted under the Amended and Restated Plan, the exercise price per Share may be any price determined by the Committee or the Board; provided that, the exercise price per Share of any option may not be less than the Fair Market Value of the Shares with respect to which the Option is granted on the date such incentive stock option is granted. Previously, this requirement was applicable only to incentive stock options granted under the Plan (though the Company never granted any Options under the Plan at an exercise price less than Fair Market Value). For purposes of the Amended and Restated Plan, the "Fair Market Value" on any date of reference is deemed to be the closing price of Shares on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of Shares on any business day is (i) if the Shares are listed or admitted for trading on any U.S. national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Shares on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if the Shares are quoted on the National Association of Securities Dealers Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Shares on such system; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least 5 of the 10 preceding days. The closing price per Share of Common Stock and Class A Common Stock on February 19, 2008 as reported on the New York Stock Exchange was $44.45 and $35.44, respectively.

         The Committee or the Board may permit the exercise price of an Option to be paid in cash, by certified or official bank check or personal check, by money order, with already owned Shares that have been held by the Optionee for at least six months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), by the withholding of Shares issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Committee or the Board (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with Shares, the value of the Shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. The Amended and Restated Plan also authorizes the Company to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of the Option granted thereunder or to pay any tax liability of the Optionee attributable to such exercise. No such loan may be made to an executive officer or a director of the Company, or otherwise in violation of any law or regulation applicable to the Company or the Amended and Restated Plan. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (1) provide for full recourse to the maker, (2) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (3) bear interest at the prime rate of the Company's principal lender or such other rate as the Committee or the Board, as the case may be, shall determine, and (4) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require.

         The use of already owned Shares applies to payment for the exercise of an Option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Optionee to start with as little as one Share and exercise an entire Option to the extent then exercisable (no matter what the number of Shares subject thereto). By utilizing already owned Shares, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the Optionee would receive Shares equal in value to the spread between the fair market value of the Shares subject to the Option and the exercise price of such Option.

         Upon the exercise of an option granted under the Amended and Restated Plan or under any other stock plan of the Company which may be designated by the Committee or the Board from time to time, the Optionee, at the discretion of the Committee or the Board, may receive a reload option on the terms, conditions and limitations determined by the Committee or the Board, from time to time. A reload option gives the Optionee the right to purchase a number of Shares surrendered to pay the exercise price and/or used to pay the withholding taxes applicable to an Option exercise. Reload options do not increase the net equity position of an Optionee. Their purpose is to facilitate continued stock ownership in the Company by the Optionee.

         No incentive stock option, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the Amended and Restated Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee. The expiration date of an Option under the Amended and Restated Plan will be determined by the Committee or the Board at the time of grant, but in no event may such an Option be exercisable after ten years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised. Each outstanding Option granted under the Amended and Restated Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all the Company's assets.

         Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the Amended and Restated Plan shall automatically be terminated (a) three months after the date on which the Optionee's service as an employee, director or consultant with the Company and its Related Entities ("Continuous Service") is terminated for any reason other than (i) Cause (as defined in the Optionee's agreement of employment and if there is no agreement, as defined in the Amended and Restated Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the Optionee's Continuous Service for Cause; (c) one year after the date on which the Optionee's Continuous Service is terminated by reason of mental or physical disability; or (d) one year after the date on which the Optionee's Continuous Service is terminated by reason of Optionee's death, or if later, three months after the date of Optionee's death if death occurs during the one year period following the termination of the Optionee's Continuous Service by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an Option, the Amended and Restated Plan provides for appropriate adjustment of the number of Shares for which Options may be granted, the number of Shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding Shares of the Company's capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the Company. The Committee or the Board has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all of the Company's assets.

         The Amended and Restated Plan will expire on March 19, 2012, and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Committee or the Board may amend, suspend or terminate the Amended and Restated Plan or any Option at any time, provided that such amendment shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any Option previously granted, without the consent of the Optionee.

New Plan Benefits.

         Because grants under the Amended and Restated Plan are discretionary, it is not possible to determine or estimate the benefits or amounts that will be received in the future by individual employees, consultants or groups of employees or consultants under the Amended and Restated Plan. No stock options have been granted since 2005, and the Committee has not determined the amount, if any, of stock options that may be awarded in fiscal 2008 to the Company's executive officers.

Federal Income Tax Consequences of Awards of Options.

         The Amended and Restated Plan is not qualified under the provisions of section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Nonqualified Stock Options. Generally, an Optionee will not recognize any income upon the receipt or vesting of a nonqualified stock option granted under the Amended and Restated Plan. On exercise of a nonqualified stock option granted under the Amended and Restated Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the Option over the exercise price. If the Optionee is an employee of the Company, that income will be subject to the withholding of federal income tax. The Optionee's tax basis in those Shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those Shares will begin on that date.

         If an Optionee pays for Shares on exercise of an Option by delivering Shares, the Optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of Shares equal to the number of Shares delivered on exercise of the Option, the Optionee's tax basis in the Shares represented by that certificate will be equal to his tax basis in the Shares delivered, and his holding period for those Shares will include his holding period for the Shares delivered. The Optionee's tax basis and holding period for the additional Shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

         The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the Optionee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         Incentive Stock Options. The Amended and Restated Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a Share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder's tax basis in that Share will be long-term capital gain or loss.

         If, however, an Optionee disposes of a Share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An Optionee who exercises an incentive stock option by delivering Shares acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one Share and using that Share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee's alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the Option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

         The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the Optionee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the Company that pays it. The Company intends that Options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such Options, will qualify as such "performance-based compensation," so that such Options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of the Company to ensure that Options under the Amended and Restated Plan will qualify as "performance-based compensation" that is fully deductible by the Company under
Section 162(m).

         Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Optionee may depend on his particular situation, each Optionee should consult his tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of Common Stock acquired on exercise of an Option.

Equity Compensation Plan Information

         The following table summarizes information about the Company's equity compensation plans as of October 31, 2007.

                                                                                            Number of Securities
                                                                                          Remaining Available for
                                       Number of Securities                                Future Issuance Under
                                         to be Issued Upon        Weighted-Average          Equity Compensation
                                           Exercise of            Exercise Price of           Plans (Excluding
                                       Outstanding Options,      Outstanding Options,      Securities Reflected in
                                       Warrants, and Rights      Warrants, and Rights            Column (a))
Plan Category                                  (a)                       (b)                         (c)
-----------------------------------    --------------------      --------------------     ------------------------
Equity compensation plans
   approved by security holders (1)         1,600,330                  $10.21                      162,904

Equity compensation plans not
   approved by security holders (2)           275,000                   $7.36                           --
                                       --------------------                               ------------------------
Total                                       1,875,330                   $9.79                      162,904
                                       ====================                               ========================

------------------------

(1) Represents aggregated information pertaining to the Company's three equity compensation plans: the 1993 Stock Option Plan, the Non-Qualified Stock Option Plan, and the 2002 Stock Option Plan. In accordance with the instruction to Item 10, paragraph (c) under Schedule 14A, this table does not include information with respect to additional securities to be available for issuance under the Amended and Restated 2002 Stock Option Plan, which additional securities are subject to shareholder approval pursuant to this Proposal No. 2.

(2) Represents stock options granted to a former shareholder of a business acquired in fiscal 1999. Such stock options were fully vested and transferable as of the grant date and expire ten years from the date of grant. The exercise price of such options was the fair market value as of the date of grant.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE HEICO CORPORATION AMENDED AND RESTATED 2002 STOCK OPTION PLAN.

The following report of the Finance/Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the report by reference in any such filing.

                         FINANCE/AUDIT COMMITTEE REPORT

         The Finance/Audit Committee (the "Audit Committee") of the Board of Directors is composed entirely of five non-employee directors. The Board of Directors has determined that each member of the Audit Committee is "financially literate" and "independent" in accordance with the New York Stock Exchange's listing standards and that Mr. Morrison is an "audit committee financial expert," as defined by the Securities and Exchange Commission.

         The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company and such other duties as directed by the Board of Directors. The full responsibilities of the Audit Committee are set forth in its formal written charter, which is available on HEICO's website at www.heico.com.

         Management is responsible for the Company's financial reporting process, including establishing and maintaining its internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditor, Deloitte & Touche LLP, is responsible for auditing those financial statements and for expressing an opinion as to whether those financial statements are, in all material respects, presented fairly in conformity with accounting principles generally accepted in the United States of America. Deloitte & Touche LLP is also responsible for expressing an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on its audit. The Audit Committee is responsible for monitoring and reviewing these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent auditor.

         As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the year ended October 31, 2007 and discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, "Communication with Audit Committees." The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of Deloitte & Touche LLP. All non-audit services performed by Deloitte & Touche LLP for the year ended October 31, 2007 were pre-approved by the Audit Committee in accordance with its policy and procedures, and the Audit Committee concluded that the provision of such services by Deloitte & Touche LLP is compatible with maintaining its independence. Deloitte & Touche LLP was provided with full access to the Audit Committee to meet privately and was encouraged to discuss any matter it desired with the Audit Committee or the full Board of Directors.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended October 31, 2007, for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Finance/Audit Committee of the Company's Board of
Directors:
Albert Morrison, Jr. (Chairman), Samuel L. Higginbottom, Joseph W. Pallot,
Dr. Alan Schriesheim, and Frank J. Schwitter.

          RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                (Proposal No. 3)

         The Finance/Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1990.

         Shareholder ratification of this selection is not required by our By-laws or otherwise. However, the Finance/Audit Committee and full Board of Directors are requesting that shareholders ratify this appointment as a means of soliciting shareholders' opinions and as a matter of good corporate governance. If the shareholders do not ratify the selection, the Finance/Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Finance/Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such change would be in the best interests of the Company and its shareholders.

         One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting on March 28, 2008. The representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2008.

Principal Accounting Firm Fees

         The following table presents the aggregate fees billed to the Company by Deloitte & Touche LLP during the fiscal years ended October 31, 2007 and 2006:

                                   2007               2006
                                ----------         ----------
Audit Fees (1)                  $1,773,000         $1,650,000
Audit-Related Fees (2)              31,000             20,000
Tax Fees (3)                        11,000            241,000
All Other Fees                      20,000                 --
                                ----------         ----------
Total Fees                      $1,835,000         $1,911,000
                                ==========         ==========

-------------------

(1) Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, the review of condensed consolidated financial statements included in our quarterly reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption "Audit Fees." The category includes fees related to audit of the HEICO Savings and Investment Plan.

(3) Tax Fees consist of fees billed for services rendered for tax compliance.

Pre-approval of Services Provided by the Independent Auditor

         The Finance/Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. The Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent auditor. For permissible non-audit services, management will submit to the Committee, at least annually, a list of services and a corresponding budget estimate that it recommends the Committee engage the independent auditor to provide. To facilitate the prompt handling of certain unexpected matters, the Committee delegates to its Chairman the authority to approve in advance all audit and non-audit services below $10,000 to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting. The independent auditor and management will routinely inform the Committee as to the extent of services provided by the independent auditor in accordance with this pre-approval policy and the fees incurred for the services performed to date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain subsidiaries of Lufthansa, for which Mr. Mayrhuber serves as Chairman of the Executive Board and Chief Executive Officer, are customers of certain subsidiaries of the Company. Purchases made by such subsidiaries of Lufthansa represented in excess of five percent, but less than 10%, of the Company's consolidated gross revenues for the fiscal year ended October 31, 2007. The Company expects this customer relationship to continue in the current fiscal year. The Company believes that the terms of its transactions with Lufthansa are no less favorable to the Company than would have been obtained from an unrelated party, and that Mr. Mayrhuber is not afforded any special benefits as a result of the Company's transactions with Lufthansa. See page 9 for additional information about the Board of Directors' determination that Mr. Mayrhuber is an independent director. The Financial/Audit Committee advises the Board of Directors regarding potential transactions between the Company and any of its directors or officers, and reviews them under a standard that the terms of any such transaction should be no less favorable to the Company than would be obtained from an unrelated party.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934, which were furnished to the Company during or with respect to fiscal 2007 by persons who were, at any time during fiscal 2007, directors or executive officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock or Class A Common Stock, no such person failed to file on a timely basis any report required by such section during fiscal 2007.

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

         Any shareholder who wishes to present a proposal for action at our next annual meeting of shareholders tentatively scheduled for March 27, 2009, or to nominate a director candidate for our Board of Directors, must submit such proposal or nomination in writing to the Corporate Secretary at HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021. The proposal or nomination should comply with the time period and information requirements as set forth in our By-laws relating to shareholder business or shareholder nominations, respectively. Shareholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2009 annual meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at the herein above address no later than October 31, 2008.

                    COMMUNICATION WITH THE BOARD OF DIRECTORS

         Any shareholder or other interested party of the Company who wishes to communicate with the Board of Directors, a committee of the Board, the non-management directors as a group or any individual member of the Board, may send correspondence to the Corporate Secretary at HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021. The Corporate Secretary will compile and submit on a periodic basis all shareholder and other interested parties' correspondence to the entire Board of Directors, or, if and as designated in the communication, to a committee of the Board, the non-management directors as a group, the Presiding Director or an individual Board member.

                      SHAREHOLDERS SHARING THE SAME ADDRESS

         We have adopted a procedure called "householding" in accordance with rules approved by the Securities and Exchange Commission. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at that address notifies us that they wish to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend mailings in any way. This procedure reduces our printing costs and mailing fees.

         If a single copy of the annual report and proxy statement was delivered to an address that you share with another shareholder and you wish to receive a separate copy of the 2007 annual report or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of future materials, or if you are sharing an address with another shareholder and are receiving multiple copies of annual reports or proxy statements and would like to request delivery of a single copy of annual reports or proxy statements, please call us at (954) 987-4000 or write to the Corporate Secretary at HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021.

                            GENERAL AND OTHER MATTERS

         Neither HEICO nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders. They have no present knowledge that any other matters will be presented to be acted on pursuant to your proxy. However, if any other matters properly come before the Annual Meeting, the persons whose names appear in the enclosed form of proxy will have the discretionary authority to vote the proxy in accordance with their judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS,
                                                Laurans A. Mendelson
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                                                      Appendix A

                        ---------------------------------
                                HEICO CORPORATION
                              AMENDED AND RESTATED
                             2002 STOCK OPTION PLAN
                        ---------------------------------

    1. Purpose. The purpose of this Plan is to advance the interests of HEICO Corporation, a Florida corporation (the "Company"), and its Related Entities by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Related Entities, and upon whose efforts and judgment the success of the Company and its Related Entities is largely dependent, through the encouragement of stock ownership in the Company by such persons.

    2. Definitions. As used herein, the following terms shall have the meanings indicated:

         (a)   "Board" shall mean the Board of Directors of the Company.

         (b) "Cause" shall mean a "Cause" as defined in the Optionee's employment agreement with the Company or a Related Entity or in the absence of an employment agreement, willful misconduct or gross negligence.

         (c) "Class A Common Stock" shall mean the shares of Class A Common Stock of the Company, par value $0.01.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof, or, if such committee is not appointed, the Board.

         (f) "Common Stock" shall mean the shares of Common Stock of the Company, par value $.01.

         (g)   "Company" shall mean HEICO Corporation, a Florida corporation.

         (h) "Consultant" shall mean any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

         (i) "Continuous Service" shall mean the continuous service to the Company or Related Entity, without interruption or termination, in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

         (j) "Director" shall mean a member of the Board or the board of directors of any Related Entity.

         (k)   "Effective Date" shall mean March 19, 2002.

         (l) "Employee" shall mean any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a Director's normal compensation and fee (as applicable to all Directors or Committee members, as the case may be) by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

         (m) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Shares on the trading day immediately preceding the date of reference, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Shares on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of the Shares on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of the Shares on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the ten preceding days. If neither
(i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined by the Committee or the Board in a fair and uniform manner.

         (n) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

         (o) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

         (p) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

         (q) "Option" (when capitalized) shall mean any option granted under this Plan.

         (r) "Option Agreement" shall mean the agreement between the Company and the Optionee for the grant of an option.

         (s) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

         (t) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

         (u) "Parent" shall mean any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

         (v) "Plan" shall mean this 2002 Amended and Restated Stock Option Plan for the Company.

         (w) "Related Entity" shall mean any Parent or Subsidiary, and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

         (x) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (y) "Share" or "Shares" shall mean a share of Common Stock or Class A Common Stock.

         (z) "Subsidiary" shall mean any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other that the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    3. Shares Available for Option Grants. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate number of Shares in an amount up to 1,654,173 Shares from the Company's authorized and unissued Shares. The Options granted pursuant to this Plan may be with respect to Common Stock and/or Class A Common Stock, in such proportions as shall be determined by the Board or the Committee in its sole discretion. The aggregate number of Shares available for the grant of Incentive Stock Options shall be 1,654,173 Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

    4.   Incentive and Non-Qualified Options.

         (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of the Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the Effective Date. Incentive Stock Options may not be granted to any person who is not an Employee of the Company, the Parent or a Subsidiary.

         (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Parent and Subsidiaries), exceeds $100,000.

    5.   Conditions for Grant of Options.

         (a) Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons who are selected by the Committee or the Board from the class of all Employees, Directors and Consultants of the Company or any Related Entity.

         (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or any Related Entities and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Related Entities with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, (iii) prescribing pay back to the Company of gains realized on the exercise of Options and forfeiture or expiration of Option rights, or (iv) relating an Option to the Continuous Service or continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

         (c) The Options granted to Optionees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment or Continuous Service with the Company or its

Related Entities. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment or Continuous Service by the Company or its Related Entities.

         (d) The Committee or the Board shall have the discretion to grant Options that are exercisable for unvested Shares. Should the Optionee's Continuous Service cease while holding such unvested Shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee or the Board and set forth in the Option Agreement for the relevant Option.

         (e) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any Parent or Subsidiary of the Company at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         (f) Subject to the provision of Section 5(g) below, notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 250,000 per fiscal year of the Company, subject to adjustment as provided in Section 10 hereof. The aggregate number of Options granted to any one Optionee may be increased from 250,000 per fiscal year to 400,000 (subject to adjustment as provided in Section 10 hereof) as an initial one-time grant available only in the fiscal year of the Company in which an Optionee is first employed by the Company or one of its Related Entities.

         (g) Upon the exercise of an option granted under the Plan or under any other stock plan of the Company which may be designated by the Committee or the Board from time to time, the Optionee, at the discretion of the Committee or the Board, may receive a reload option on the terms, conditions and limitations determined by the Committee or the Board, from time to time. A reload option gives the Optionee the right to purchase a number of Shares equal to the number of Shares surrendered to pay the exercise price and/or used to pay the withholding taxes applicable to an Option exercise. Reload options do not increase the net equity position of an Optionee. Their purpose is to facilitate continued stock ownership in the Company by Optionees.

    6. Option Price. The option price per Share of any Option shall be any price determined by the Committee or the Board; provided, however, that in no event shall the option price per Share of any Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

    7.   Exercise of Options.

         (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Related Entity employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, as well as the method of payment of the option price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee or the Board and may in the discretion of the Committee or the Board consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option,
(6) pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid, and/or the Optionee's tax withholding obligation is satisfied, in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised.

         (c) The Committee or the Board in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, cause the Company to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of the Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require.

         (d) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for those Shares are issued to that person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as expressly provided in Section 10 hereof.

    8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms and/or conditions as the Committee or the Board shall provide in the Option Agreement for that Option, except as otherwise provided in this Section 8:

         (a) The expiration date of an Option Agreement shall be determined by the Committee or the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

         (b) Unless otherwise provided in any Option, each outstanding Option shall not become immediately fully exercisable in the event of a "Change in Control" but shall become fully exercisable in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof. For this purpose, the term "Change in Control" shall mean:

               (i) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

               (ii) Individuals who, as of the date on which the Option is granted, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Option was granted whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

               (iii) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership (within the meaning of Rule 13-d promulgated under the Securities Exchange Act) of 30% of either the then outstanding Shares of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the date on which the Option is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest, (3) any employee benefit plan of the Company or its Subsidiaries or (4) the Mendelson Group. For this purpose, the term "Mendelson Group" shall mean Laurans
A. Mendelson and his immediate family, which shall include his spouse, parents, descendants and spouses of descendants. The Mendelson Group shall also include trusts, partnerships, limited liability companies, corporations, or other entities in which a member or members of the Mendelson Group own, directly or indirectly, more than fifty percent (50%) of the voting power or value.

         (c) The Committee or the Board may in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

    9.   Termination of Option Period.

         (a) Unless otherwise provided in any Option Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) three months after the date on which the Optionee's Continuous Service is terminated other than by reason of (A) "Cause", (B) a mental or physical disability (within the meaning of Internal Revenue Code
Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death of the Optionee;

               (ii) immediately upon the termination of the Optionee's Continuous Service for Cause;

               (iii) twelve months after the date on which the Optionee's Continuous Service is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee or the Board;

               (iv) (A) twelve months after the date of termination of the Optionee's Continuous Service by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

         (b) To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction (each a "Corporate Transaction") in which either the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any Corporate Transaction, any Option that remains unexercised and would otherwise not terminate on the effective date of that transaction. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

    10.  Adjustment of Shares.

         (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in that event, the Board or the Committee shall make:

               (i) appropriate adjustment in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

               (ii) any adjustments it deems appropriate in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate option price.

         (b) Unless otherwise provided in any Option Agreement, the Board or the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the sole discretion of the Board or the Committee, such adjustments become appropriate so as to preserve benefits under the Plan.

         (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, or in which the Shares are exchanged for or converted into securities issued by another entity, then the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor or acquiring entity, or an affiliate thereof, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon consummation of the sale, merger, consolidation or other corporate transaction.

         (d) Except as otherwise expressly provided herein, the issuance by the Company of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

         (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company or any Related Entity; (ii) any merger or consolidation of the Company or any Related Entity; (iii) any issue by the Company or any Related Entity of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company or any Related Entity; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

    11.  Transferability of Options and Shares.

         (a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non- Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

         (b) No Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted, unless the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act.

    12.  Issuance of Shares.

         (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

         (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

               (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for the Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of those Shares.

    13.  Administration of the Plan.

         (a) The Plan shall be administered by the Board or, at the discretion of the Board, by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements for Outside Directors of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

         (b) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan.

         (d) The determinations of the Committee, and its interpretation and construction of any provision of the Plan or any Option Agreement, shall be final and binding on all persons, unless determined otherwise by the Board. The determinations of the Board, and its interpretation and construction of any provision of the Plan or any Option Agreement, shall be final and binding on all persons, including the Committee. In the event that any action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.

    14. Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Shares to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company or a Related Entity to withhold, or to make any deduction for, any taxes or to take any other action in connection with the issuance or delivery then to be made, the issuance or delivery shall be deferred until the withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

    15.  Interpretation.

         (a) As it is the intent of the Company that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

         (b) The Plan and any Option Agreements entered into pursuant to the Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of the Plan or any Option Agreement relating to an Incentive Stock Option should be held invalid for the granting of Incentive Stock Options or illegal for any reason, that determination shall not affect the remaining provisions hereof, but instead the Plan and the Option Agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option Agreement.

         (c)   This Plan shall be governed by the laws of the State of Florida.

         (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

    16. Amendment and Discontinuation of the Plan. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any applicable federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

    17. Effective Date and Termination Date. The Effective Date of the Plan is March 19, 2002, and the Plan shall terminate on the 10th anniversary of the Effective Date. This Plan shall be submitted to the shareholders of the Company for their approval and adoption and Options hereunder may be granted prior to such approval and adoption; provided, however, that any Incentive Stock Options granted hereunder, and if but only to the extent otherwise required by law or the rules of any stock exchange or automated quotation system on which the Shares may be listed, any Non-Qualified Stock Options granted hereunder, prior to such approval and adoption shall be contingent upon obtaining such approval and adoption.

                                HEICO CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 28, 2008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of HEICO CORPORATION hereby appoints Laurans A. Mendelson and Thomas S. Irwin, or either of them, the true and lawful attorney or attorneys and proxy or proxies of the undersigned with full power of substitution and revocation to each of them, to vote all the shares of stock which the undersigned would be entitled to vote, if there personally present, at the Annual Meeting of Shareholders of HEICO CORPORATION called to be held at the JW Marriott, 1109 Brickell Avenue, Miami, FL 33131, at 10:00 a.m. Eastern Daylight Time on March 28, 2008 (notice of such meeting has been received), and at any adjournments thereof, with all powers which the undersigned would possess if personally present. Without limiting the generality of the foregoing, said attorneys and proxies are authorized to vote as indicated below.

1.   ELECTION OF DIRECTORS

            [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
                (except as marked to the contrary)      to vote for all nominees
                                                        listed below
NOMINEES: 01 Samuel L. Higginbottom, 02 Wolfgang Mayrhuber,
          03 Eric A. Mendelson, 04 Laurans A. Mendelson, 05 Victor H. Mendelson, 06 Albert Morrison, Jr., 07 Joseph W. Pallot, 08 Dr. Alan Schriesheim, 09 Frank J. Schwitter

INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

          _____________________________________________________________

           (Continued, and to be dated and signed on the reverse side)

2.   APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK OPTION PLAN.

              [ ] FOR        [ ] AGAINST           [ ] ABSTAIN

3. RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

              [ ] FOR        [ ] AGAINST           [ ] ABSTAIN

4. In their discretion, upon such other matters which may properly come before the meeting or any adjournments.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING.

                               Dated :_________________________, 2008

                               Signature _______________________________________

                               Signature if held jointly _______________________

                       (Please sign exactly as name appears hereon. If Executor, Trustee, etc., give full title. If stock is held in the name of more than one person, each should sign.)